                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Advanced Switching Communications, Inc. on Form S-8 of our report dated January 29, 2001, appearing in the Annual Report on Form 10-K of Advanced Switching Communications, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.






/s/ DELOITTE & TOUCHE LLP


McLean, Virginia
April 9, 2001